UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2008

Philip Morris International Inc.

(Exact name of registrant as specified in its charter)

Virginia	1-33708	13-3435103
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Park Avenue, New York, New York	10017-5592
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (917) 663-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On October 22, 2008, Philip Morris International Inc. (the “Company”) issued an earnings press release announcing its financial results for the quarter ended September 30, 2008. A copy of the earnings press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 2.02 of this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 8.01.	Other Events.

As previously reported on July 31, 2008, the Company commenced a tender offer to purchase all of the outstanding common shares of Rothmans Inc. (“Rothmans”) at a price of CAD$30.00 per share in cash pursuant to Canadian securities laws and, on September 30, 2008, the Company announced that it had acquired 63,904,405 shares representing approximately 93.8% of the outstanding common shares of Rothmans on a fully-diluted basis.

The Company is exercising its right to acquire the remaining Rothmans shares in accordance with Canadian laws and is scheduled to pay for the remaining shares no later than October 29, 2008, at which point the Company will own and control 100% of the Rothmans shares.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Philip Morris International Inc. Earnings Press Release, dated October 22, 2008 (furnished pursuant to Item 2.02)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILIP MORRIS INTERNATIONAL INC.

By:	/s/ G. Penn Holsenbeck
Name:	G. Penn Holsenbeck
Title:	Vice President & Corporate Secretary

DATE: October 22, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Philip Morris International Inc. Earnings Press Release, dated October 22, 2008 (furnished pursuant to Item 2.02)